As filed with the Securities and Exchange Commission on May 14, 2014

Registration No. 333-

UNITED SATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Country Style Cooking Restaurant Chain Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

No. 1-2, 5F Mingyi Floor, Junhao Building

No. 8 Jianxin North Road

Jiangbei District, Chongqing

People’s Republic of China

(86-23) 8687-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2009 Share Incentive Plan
(Full title of the plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Adam J. Zhao Chief Financial Officer No. 19 Yunshan South Road Yubei District, Chongqing People’s Republic of China (86-23) 8866-8866	Z. Julie Gao, Esq. Will H. Cai, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central Hong Kong (852) 3740-4700

Calculation of Registration Fee

Title of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(3)(4)
Ordinary Shares, par value $0.001 per share	2,360,000	$2.29	$5,404,400	$696.09

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents four ordinary shares. The Registrants’ ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-169364).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457 (h)(1) of the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on May 9, 2014 as quoted on the New York Stock Exchange.

(4)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously (File No. 333-172125) covering 7,640,000 Ordinary Shares reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-172125) are incorporated by reference and made a part hereof. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,360,000 Ordinary Shares, par value $0.001 per share, of Country Style Cooking Chain Restaurant Co., Ltd., which may be awarded under the 2009 Share Incentive Plan pursuant to an amendment of such plan authorized by the shareholders of the Registrant on August 15, 2011, which increased the maximum aggregate number of Ordinary Shares which may be issued under the 2009 Share Incentive Plan, from 7,720,000 to 10,000,000.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2013 filed on April 17, 2014;
(b)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-34869) filed on September 14, 2010, including any amendment and report subsequently filed for the purpose of updating that description; and
(c)	The Registrant’s registration statement on Form S-8 (File No. 333-172125) filed on February 9, 2011.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chongqing, China, on May 14, 2014.

Country Style Cooking Restaurant Chain Co., Ltd.

By:	/s/ Hong Li
Name:	Hong Li
Title:	Chairman and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Hong Li and Adam J. Zhao, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Li	Chairman and Chief Executive Officer	May 14, 2014
Hong Li	(principal executive officer)

/s/ Adam J. Zhao	Chief Financial Officer	May 14, 2014
Adam J. Zhao	(principal financial and accounting officer)

/s/ Xingqiang Zhang		May 14, 2014
Xingqiang Zhang	Director

/s/ Tim T. Gong		May 14, 2014
Tim T. Gong	Director

/s/ Steve Yue Ji		May 14, 2014
Steve Yue Ji	Director

/s/ Zhiyun Peng		May 14, 2014
Zhiyun Peng	Director

/s/ Li-Lan Cheng		May 14, 2014
Li-Lan Cheng	Director

/s/ Jin Li		May 14, 2014
Jin Li	Director

/s/ Eric Haibing Wu		May 14, 2014
Eric Haibing Wu	Director

/s/ Chao Sun		May 14, 2014
Chao Sun	Director

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Signature of authorized representative in the United States

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Country Style Cooking Restaurant Chain Co., Ltd., has signed this registration statement in New York, on May 14, 2014.

Authorized U.S. Representative

By:	/s/ Diana Arias
Name:	Diana Arias
Title:	Senior Manager, Law Debenture Corporate Services

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-169248))
4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended (File No. 333-169248))
4.3	Deposit Agreement among the Registrant, Citibank, N.A. as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-172125))
5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered
10.1	2009 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-169248))
23.1*	Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)

___________

* Filed herewith.

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